Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference  in the  following  Registration
Statements:

(1) Registration Statement (Form S-8 No. 33-48075) pertaining to Bluegreen Corporation Retirement Savings Plan,

(2) Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation 1995 Stock Incentive Plan, Bluegreen Corporation 1998 Non-employee Director Stock Option Plan and Bluegreen Corporation Retirement Savings Plan, and

(3) Registration Statement (Form S-8 No. 333-127114) Bluegreen Corporation 2005 Stock Incentive Plan

of our report dated June 25, 2007, with respect to the financial statements and schedule of the Bluegreen Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.


                                               /s/ Ernst & Young LLP
                                               Certified Public Accountants


West Palm Beach, Florida
June 25, 2007